UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2025

INOZYME PHARMA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39397	38-4024528
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Summer Street, Suite 400, Boston, MA	02210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 330-4340

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	INZY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On July 1, 2025, BioMarin Pharmaceutical Inc., a Delaware corporation (“BioMarin”) completed its acquisition of Inozyme Pharma, Inc., a Delaware corporation (the “Company” or “Inozyme”) pursuant to an Agreement and Plan of Merger, dated May 16, 2025 (the “Merger Agreement”), by and among BioMarin, Inozyme and Incline Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of BioMarin (“Purchaser”), previously reported in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 16, 2025 by Inozyme.

Item 1.02	Termination of a Material Definitive Agreement.

Effective as of June 30, 2025 and in connection with the completion of the acquisition, the Company terminated its 2020 Employee Stock Purchase Plan.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosures under the Introductory Note and Item 3.01 are incorporated herein by reference.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions set forth therein and the Offer to Purchase, dated June 2, 2025, Purchaser commenced a tender offer (the “Offer”) on June 2, 2025 to acquire all of the issued and outstanding shares of common stock, par value $0.0001 per share, of the Company (the “Shares”), at a price per share of $4.00 (the “Offer Price”), in cash, without interest and subject to any withholding of taxes required by applicable law.

The Offer and related withdrawal rights expired one minute after 11:59 p.m., Eastern Time, on June 30, 2025 (such time, the “Expiration Date”). Computershare Trust Company, N.A., in its capacity as the paying agent for the Offer, has advised that, as of the Expiration Date, 45,455,118 Shares were validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 69.8% of the total number of Shares issued and outstanding at the Expiration Date. As each of the conditions of the Offer was satisfied, on July 1, 2025, Purchaser accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer.

Following consummation of the Offer, the conditions to the merger set forth in the Merger Agreement were satisfied, and on July 1, 2025, Purchaser merged with and into Inozyme (the “Merger”), without a meeting of stockholders of Inozyme in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with Inozyme continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of BioMarin. At the effective time of the Merger (the “Effective Time”), each Share (other than (a) any Shares held by Inozyme (including Shares held in Inozyme’s treasury) as of immediately prior to the Effective Time, (b) any Shares held by BioMarin, Purchaser or any other direct or indirect wholly-owned subsidiary of BioMarin as of immediately prior to the Effective Time, (c) Shares validly tendered and irrevocably accepted for purchase pursuant to the Offer, and (d) Shares held by holders who are entitled to demand appraisal rights under Section 262 of the DGCL and have properly exercised and perfected their respective demands for appraisal of such shares) was automatically cancelled and converted into the right to receive an amount in cash equal to the Offer Price (the “Merger Consideration”), without interest and subject to any withholding of taxes required by applicable law. As a result of the Merger, Inozyme became a wholly-owned subsidiary of BioMarin.

In addition, immediately prior to the Effective Time, by virtue of, and as a condition to, the Merger and without any action on the part of any holder thereof:

•

Each option to purchase Company Common Stock (“Company Option”), whether vested or unvested, that had a per share exercise price less than the Offer Price (each, an “In-the-Money Option”) that was outstanding and unexercised immediately prior to the Effective Time automatically accelerated and became fully vested, and was cancelled and automatically converted into the right to receive cash in an amount equal to the product of (i) the total number of shares of Company Common Stock subject to such fully vested In-the-Money Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of (A) the Offer Price minus (B) the exercise price payable per share of Company Common Stock under such In-the-Money Option;

•

Each Company Option that had a per share exercise price equal to or greater than the Offer Price, whether vested or unvested, that was outstanding and unexercised immediately prior to the Effective Time was cancelled without any consideration payable therefor;

•

Each restricted stock unit of the Company (“Company RSU”) that was outstanding immediately prior to the Effective Time, whether vested or unvested, automatically accelerated, became fully vested and was cancelled and automatically converted into the right to receive cash in an amount equal to the product of (i) the total number of shares of Company Common Stock issuable in settlement of such Company RSU, immediately prior to the Effective Time, multiplied by (ii) the Offer Price;

The foregoing summary of the Offer, the Merger, Merger Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosures under the Introductory Note and Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

On July 1, 2025, Inozyme (i) notified Nasdaq Global Select Market (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (A) suspend trading of, and delist, the Shares effective before the opening of trading on July 1, 2025 and (B) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Shares will no longer be listed on Nasdaq. Inozyme intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of Inozyme’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosures under the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-Kare incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The disclosures under the Introductory Note, Item 2.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

As a result of the consummation of the Offer and the subsequent consummation of the Merger, there was a change in control of Inozyme, and Inozyme became a wholly-owned subsidiary of BioMarin.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

As of the Effective Time, in connection with the Merger, each of Douglas A. Treco, Sarah Bhagat, Axel Bolte, Reinaldo M. Diaz, Martin Edwards, Erik Harris, Robert Hopfner, Edward Mathers and Lynne Sullivan, each resigned as directors of Inozyme and as members of any committee of Inozyme’s board of directors. Effective as of immediately after the Effective Time, G. Eric Davis, Eric Fleekop and Brian Mueller became members of Inozyme’s board of directors in connection with the consummation of the Merger.

Officers

Immediately following the Effective Time, in connection with the Merger, all executive officers of Inozyme resigned from their respective positions as the executive officers of Inozyme. Concurrently with such executive officers’ resignation, G. Eric Davis was appointed to serve as President and Eric Fleekop was appointed to serve as Secretary of Inozyme.

Information regarding the new directors has been previously disclosed in Schedule I of the Offer to Purchase filed as Exhibit (a)(1)(i) to the Tender Offer Statement on Schedule TO filed by BioMarin and Purchaser with the SEC on June 2, 2025, as subsequently amended, which schedule is incorporated herein by reference. None of G. Eric Davis, Eric Fleekop and Brian Mueller have a family relationship with any director or executive officer of Inozyme (or any person nominated or chosen by Inozyme to become a director or executive officer of Inozyme) or a direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, Inozyme’s restated certificate of incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety (as so amended and restated, the “Amended and Restated Certificate of Incorporation”). In addition, pursuant to the terms of the Merger Agreement, at the Effective Time, Inozyme’s by-laws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety (as so amended and restated, the “Second Amended and Restated By-Laws”).

Copies of the Amended and Restated Certificate of Incorporation and the Second Amended and Restated By-Laws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of May 16, 2025, by and among BioMarin Pharmaceutical Inc., Incline Merger Sub, Inc. and Inozyme Pharma, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Inozyme with the SEC on May 16, 2025).

3.1	Amended and Restated Certificate of Incorporation, dated July 1, 2025.

3.2	Second Amended and Restated By-Laws, dated July 1, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and incorporated as Exhibit 101).

*

Schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2025	Inozyme Pharma, Inc.

	By:	/s/ G. Eric Davis
G. Eric Davis
President